Exhibit 99.1

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Alicia Dixon
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For Immediate Release

CenterPoint Energy Names David J. Lesar President and CEO
Earl M. Cummings Appointed as New Director

HOUSTON, June 30, 2020 -- CenterPoint Energy, Inc. (NYSE: CNP) today announced that its Board of Directors has appointed David J. Lesar as President and Chief Executive Officer, effective July 1, 2020. He succeeds John W. Somerhalder II, who has served as interim president and chief executive officer of CenterPoint Energy since February 2020 and a director since 2016.

Milton Carroll, Executive Chairman, said, “The Board determined in February that it was the right time for CenterPoint Energy to name an experienced executive leader with a fresh strategic perspective, proven achievement in shareholder and stakeholder value creation and a track record of delivering results to lead the company through its next phase of growth. After a thorough search process that included external candidates, we are delighted to have found that leader in Dave Lesar and welcome him as our next president and CEO.
“Over the past three decades, Dave has built an enviable track record of vision, strategy implementation, execution capability, financial sophistication and operational experience. During his 17 years leading Halliburton, he was the architect of how that company ultimately led the industry in growth, margins and returns. He will work with the Board and the entire CenterPoint Energy team to evaluate, refine and advance our strategy, and then position us to execute on our robust capital plans and seize attractive growth opportunities. He will help us ensure that CenterPoint Energy achieves our potential and promise, building on the company’s impressive service territories and strong regulatory position,” Mr. Carroll concluded.
Mr. Lesar said, “We are committed to unlocking the power and potential within this company and its premium regulated utilities and to maintaining our earnings growth rate. We have a dedicated team with the right skills to position us to create attractive value, building on a base of strong utility assets. Our utility-focused strategy, combined with our newly strengthened financial position, enables us to focus on how best to optimize and drive return on our assets. We need to ensure that the financial community, our employees and other key stakeholders can clearly see and understand our strategy. With respect to current – and potential – investors, my number one near-term goal is to achieve greater shareholder confidence by setting, communicating and working tirelessly to achieve our financial and business goals. Throughout my career, I have worked to maximize sustainable shareholder value and build strong relationships with the constituencies that are central to the success and sustainability of the companies I have led. I am honored by the trust the Board has placed in me, and excited to immediately start in this new role, working alongside our dedicated and talented team members who make a tremendous difference for customers every day.”

“CenterPoint Energy is a backbone, supporting economic vitality in the state of Texas and the other states it serves. We will continue to strive to meet the energy delivery needs of our customers and communities safely and reliably. We will also build on our proven ability to innovate and utilize the vast creativity of our people to drive value for all of the stakeholders who rely, trust and invest in us,” continued Mr. Lesar.

Mr. Lesar stated, “I am dedicated to accelerating the company’s environmental commitments and leadership in emissions reduction, infrastructure modernization and delivering sustainable and cleaner energy. CenterPoint Energy is also steadfast about building on our long history of investing in the communities in which we operate. I am devoted to having our employees— including our leadership—and our suppliers reflect those diverse communities, and inclusion is an important part of my vision for how CenterPoint Energy will lead.”

Mr. Carroll added, “On behalf of the Board of Directors and CenterPoint Energy's employees, I would also like to thank John for serving as interim CEO during a time of significant change and transition for our company and the country and for his prior service as a director. We have all valued and benefited from John’s substantial contributions, leadership and support and wish him well.”
CenterPoint Energy also announced that Earl M. Cummings has been appointed to serve as a new independent member of the company’s Board of Directors. He fills the vacancy created by Mr. Somerhalder’s departure from the Board as of June 30, 2020. With Mr. Cummings’ appointment, the Board comprises directors with independence, relevant skills, expertise and a valuable diversity reflective of the company and customers, constituencies and communities served.

Mr. Carroll said, “We are delighted to have Earl join the Board as a new outside director. His experience, leadership and commitment to creating value for all our stakeholders will further strengthen our Board’s oversight and contributions to CenterPoint Energy.”
New director Earl Cummings added, “I am pleased to be joining the distinguished board of such an important and outstanding company. I look forward to working with CenterPoint Energy, our new CEO and my fellow directors to capitalize on the opportunities ahead and uphold our commitments to service, safety, inclusion and performance.”
Mr. Lesar, who recently joined the CenterPoint Energy Board, has chaired the Board’s Business Review and Evaluation Committee since its formation in early May 2020. CenterPoint Energy intends to host an investor day by early 2021 to update stakeholders on the company’s vision and plans.

About David J. Lesar
Dave Lesar joined CenterPoint Energy as a director in May 2020. He served as interim CEO of Health Care Service Corporation, the largest privately-held health insurer in the U.S, from July 2019 through June 1, 2020, having joined the company's board of directors in 2018. He was the Chairman of the Board and CEO of Halliburton Company from 2000 to 2017 and Executive Chairman of the Board from June 2017 until December 2018. Mr. Lesar joined Halliburton in 1993 and served in a variety of other roles, including executive vice president of Finance and Administration for Halliburton Energy Services, a Halliburton business unit, CFO of Halliburton from 1995 through May 1997, President and Chief Operating Officer from May 1997 through August 2000. He has also served on the board of directors of several companies, most recently Agrium, Inc. as well as Lyondell Chemical Co., Southern Co., Cordant Technologies, and Mirant. A Certified Public Accountant, Mr. Lesar was previously a partner at Arthur Andersen. He received both his B.S. and MBA from the University of Wisconsin.

About Earl Cummings
Since 2012, Mr. Cummings has served as Managing Partner of MCM Houston Properties, LLC, a real estate fund that invests in single family residential properties in Houston, Texas. In his role as Managing Partner, he is responsible for overall capital raising, investment, acquisition, and business strategies of the fund and its assets. Mr. Cummings also serves as Chief Executive Officer of The BTS Team, which began as an information technology and staffing firm providing solutions and services across various regions and evolved into a company that also invested financial resources in various industries to create value for shareholders and other stakeholders, and he previously served as its Chief Information Officer and Chairman of its board. He also served as Chief Executive Officer of BestAssets, Inc., a private company providing real estate portfolio management and related services. Active across communities and in non-profit board service, Mr. Cummings has served on the boards of the University of Houston Board of Visitors, C-STEM Robotics (where he was founding Chairman of the Executive Board for C-STEM), Yellowstone Academy and has also served on the advisory boards for KIPP Academy and Texas Southern University School of Business. Mr. Cummings holds a BBA of Management Information Systems from the University of Houston and an MBA from Pepperdine University.

About CenterPoint Energy, Inc.
As the only investor owned electric and gas utility based in Texas, CenterPoint Energy, Inc. (NYSE: CNP) is an energy delivery company with electric transmission & distribution, power generation and natural gas distribution operations that serve more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. As of March 31, 2020, the company owns approximately $33 billion in assets and also owns 53.7 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 9,600 employees, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this news release, the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “may,” “objective,” “plan,” “potential,” “predict,” “projection,” “should,” “target,” “will,” “can” or other similar words are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding the company’s prospects or potential or the intentions of management or the board, capital investment plans, future financial and business goals, earnings growth rates or financial condition, growth or business opportunities, stakeholder (including shareholder) value creation, environmental and sustainability commitments including emissions reductions, social goals including relating to diversity, activities of the board’s business review and evaluation committee, future investor days hosted by the Company, inclusion, strategic initiatives, future financial performance and results of operations, , and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release. Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the impact of COVID-19; (2) financial market conditions; (3) general economic conditions; (4) the timing and impact of future regulatory and legislative decisions; (5) effects of competition; (6) weather variations; (7) changes in business plans; and (8) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, CenterPoint Energy’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

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